UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2008

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2008, the Board of Directors (the “Board”) of Arbinet-thexchange, Inc. (the “Company” or “Arbinet”) agreed to extend the term of the consulting arrangement provided in the Settlement and Standstill Agreement dated as of July 13, 2007 (the “Mashinsky Agreement”) by and between Arbinet and Alex Mashinsky and Governing Dynamics Investments, LLC, as filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 16, 2007, which is incorporated herein by reference.

Under the Mashinsky Agreement, the Company engaged Mr. Mashinsky as a consultant for a period of six months for the purpose of providing advice with respect to the exchange’s ability in the spot market and assessing opportunities in the advertising area. In exchange for these consulting services, the Company granted Mr. Mashinsky 50,000 non-qualified stock options, which vested over the initial six month term of the consulting arrangement, beginning on July 31, 2007. The Company has agreed to extend the term of the consulting agreement for an additional six months and, in exchange for these additional consulting services, the Company has granted Mr. Mashinsky an additional 50,000 non-qualified stock options, which vest over the six month term of the consulting arrangement, beginning on February 29, 2008.

Item 8.01 Other Events.

On February 7, 2008, the Board voted to decrease the size of the Board to nine (9) members. As there was an existing vacancy on the Board, there was no related change in Board composition.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Settlement and Standstill Agreement dated as of July 13, 2007 by and between Arbinet-thexchange, Inc. and Alex Mashinsky and Governing Dynamics Investments, LLC* (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 16, 2007)
*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:  /s/    W. Terrell Wingfield, Jr.

        Name: W. Terrell Wingfield, Jr.

        Title: General Counsel and Secretary

Date: February 11, 2008